SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 20, 2004

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado 80401

(Address of principal executive offices) Zip Code

(303) 233-3500

(Registrant’s telephone number)

Item 5. Other Events & Regulation FD Disclosure

On February 20, 2004, ACT Teleconferencing, Inc. raised $3.3 million in a private placement offering with an institutional investor. The company sold 1.5 million shares at a purchase price of $2.20 per share and issued 340,000 three-year warrants at an exercise price of $2.20 per share. The new capital will be used to further reduce the company’s high-interest debt.

Item 7. Exhibits

The Exhibit index on page 2 of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.
(Registrant)

Date: February 24, 2004	By:	/s/ Gavin Thomson
Gavin Thomson Chief Financial Officer

EXHIBIT INDEX

No.	Description
(All exhibits are filed electronically)

99.1	Press release dated February 24, 2004